UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007 (December 15, 2007)

TRANE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2007, Trane Inc. (the “Company”), Ingersoll-Rand Company Limited (“Ingersoll-Rand”) and Indian Merger Sub, Inc., a wholly-owned subsidiary of Ingersoll-Rand (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of the Company by Ingersoll-Rand.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of all parties, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Ingersoll-Rand (the “Merger”). Upon effectiveness of the Merger, each outstanding share of common stock of the Company, other than shares owned by the Company or Ingersoll-Rand and any dissenting shares, will be automatically converted into the right to receive a combination of (i) 0.23 (the “Exchange Ratio”) of a share of Ingersoll-Rand Class A common stock (which number of shares may be adjusted under certain circumstances specified in the Merger Agreement) and (ii) $36.50 in cash (the “Cash Consideration”), without interest (such amount of cash may be adjusted under certain circumstances specified in the Merger Agreement) (such number of shares and cash, as may be adjusted, is referred to herein as, the “Merger Consideration”). Under the Merger Agreement, in the event that the Company or Ingersoll-Rand reasonably determines in good faith that it is necessary to do so in order to avoid the requirement of obtaining Ingersoll’s shareholder approval in order to effect the Merger, the Cash Consideration may be increased by an amount up to $1.00 per share (with a corresponding reduction to the Exchange Ratio).

The Merger does not require the approval of Ingersoll-Rand’s stockholders and is not conditioned on receipt of financing by Ingersoll-Rand. However, the Merger is subject to customary closing conditions, including the approval of the Company’s stockholders and the receipt of certain required antitrust approvals or clearances.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, generally including a takeover proposal by a third party or a change in the Company board recommendation of the merger to its stockholders, the Company may be required to pay Ingersoll-Rand a termination fee of $315 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 17, 2007, the Company issued a press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements

The Merger Agreement has been included solely to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Merger Agreement were made only for purposes of such agreement and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing maters as facts.

Item 3.03 Material Modification to Rights of Security Holders

In connection with the execution of the Merger Agreement, on December 15, 2007, the Company entered into an Amendment (the “Rights Agreement Amendment”) to its Rights Agreement, dated as of January 5, 1995 and amended as of January 13, 2003, February 6, 2003 and August 20, 2003 (the “Rights Agreement”), between the Company and The Bank of New York, as Rights Agent, for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby. The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2007, the Company entered into an agreement with Frederic M. Poses to extend his term of employment as Chief Executive Officer for a period up to and including June 30, 2008. Mr. Poses and the Company are currently parties to an employment agreement which will expire in accordance with its terms on December 31, 2007.

Under this extension, Mr. Poses will continue to serve as Chief Executive Officer of the Company until June 30, 2008 or such earlier date as the Board of Directors specifies. Commencing January 1, 2008, Mr. Poses’ base salary will be increased to a monthly rate of $416,666.66. If Mr. Poses employment terminates prior to March 31, 2008 for any reason other than his voluntary termination or a termination by the Company for “cause” (as such term is defined in the Company’s Corporate Officers Severance Plan), the Company will pay him an amount equal to the excess, if any, between $1,250,000 and the amount actually payable to Mr. Poses as base salary for his services in 2008. Mr. Poses will also continue to participate in the employee benefit plans and programs generally made available to employees of the Company and shall receive such perquisites as are otherwise made available to senior officers of the Company.

Mr. Poses will not receive any other compensation for his services during this extended period of employment. He will not receive or be eligible for any other bonus or supplemental cash payment, any grant or any additional service credits in respect of any long-term incentive plan and will not be granted any additional stock option or other equity or equity-based grants. At the end of such services, regardless of when occurring or the reason for his termination, Mr. Poses will not be entitled to any severance or termination benefits other than the minimum payment described above if his continued period of employment ends before March 31, 2008.

Separately from the extension of his employment, the Board determined that, based on the successful completion of the Company’s separation plan, which resulted in the spin-off of the Company’s vehicle controls systems business as an independent publicly traded company (WABCO Holdings Inc.) on July 31, 2007 and the consummation of the sale of the Company’s bath and kitchen business on October 31, 2007, Mr. Poses would receive the maximum permissible performance bonus ($2,500,000) payable under the terms of his current Employment Agreement, as amended. This amount will be payable on or within 10 days after April 1, 2008.

In connection with the extension of his employment, certain modifications were also made to Mr. Poses’ existing employment agreement to comply with the requirements of Section 409A. Such changes are not intended to increase the cost of these arrangements to the Company.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information About this Transaction

This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of the management of Ingersoll-Rand and the Company and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: failure to satisfy any of the conditions of closing, including the failure to obtain the Company’s stockholder approval; the risks that Ingersoll-Rand’s and the Company’s businesses will not be integrated successfully; the risk that Ingersoll-Rand and the Company will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, distributors or suppliers; the level of end market activity in Ingersoll-Rand’s and the Company’s commercial and residential market; weather conditions that could negatively or positively affect business and results of operations; additional developments which may occur that could affect the Ingersoll-Rand’s or the Company’s estimate of asbestos liabilities and recoveries; unpredictable difficulties or delays in the development of new product technology; fluctuations in pricing of our products, the competitive environment and related market conditions; changes in law or different interpretations of laws that may affect the Company’s or Ingersoll-Rand’s expected effective tax rate; increased regulation and related litigation; access to capital; and actions of domestic and foreign governments. Additional factors that could cause Ingersoll-Rand’s and the Company’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of the Company and the 2006 Annual Report on Form 10-K of Ingersoll-Rand filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Neither Ingersoll-Rand nor the Company undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

In connection with the proposed transaction, Ingersoll-Rand will file with the SEC a registration statement on Form S-4 and the Company will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to the Company’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Ingersoll-Rand and the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Trane Inc., One Centennial Avenue, Piscataway, NJ 08855 Attention: Investor Relations, (732) 980-6125, or to Ingersoll-Rand Company Limited, P.O. Box 0445, 155 Chestnut Ridge Road, Montvale, NJ 07645 Attention: Investor Relations, (201) 573-0123. Free copies the Company’s SEC filings are also available on the Company’s website (www.trane.com), and free copies of Ingersoll’s SEC filings are also available on Ingersoll-Rand’s website (www.ingersollrand.com).

The Company, Ingersoll-Rand, and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2007 annual meeting of stockholders and the Company’s 2006 Annual Report on Form 10-K, which were filed with the SEC on March 23, 2007 and February 26, 2007, respectively, and information on Ingersoll-Rand’s directors and executive officers is available in Ingersoll-Rand’s proxy statement for its 2007 annual meeting of stockholders and Ingersoll-Rand’s 2006 Annual Report on Form 10-K, which were filed with the SEC on April 23, 2007 and March 1, 2007, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated December 15, 2007, by and among Ingersoll-Rand Company Limited, Indian Merger Sub, Inc. and Trane Inc.

4.1	Amendment No. 4 , dated as of December 15, 2007, to the Rights Agreement, dated as of January 5, 1995 and amended as of January 13, 2003, February 6, 2003 and August 20, 2003, between Trane Inc. (formerly known as American Standard Companies Inc.) and The Bank of New York, as Rights Agent.

10.1	Letter Agreement relating to the Employment Agreement with Frederic M. Poses, dated December 15, 2007.

99.1	Press Release, dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANE INC.

By:	/s/ Mary Elizabeth Gustafsson
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel and Secretary

DATE: December 17, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated December 15, 2007, by and among Ingersoll-Rand Company Limited, Indian Merger Sub, Inc. and Trane Inc.

4.1	Amendment No. 4 , dated as of December 15, 2007, to the Rights Agreement, dated as of January 5, 1995 and amended as of January 13, 2003, February 6, 2003 and August 20, 2003, between Trane Inc. (formerly known as American Standard Companies Inc.) and The Bank of New York, as Rights Agent.

10.1	Letter Agreement relating to the Employment Agreement with Frederic M. Poses, dated December 15, 2007.

99.1	Press Release, dated December 17, 2007.